                                                                 EXHIBIT 10.25

                         WESTINGHOUSE AIR BRAKE COMPANY

                        1998 EMPLOYEE STOCK PURCHASE PLAN

                  (ADOPTED BY THE STOCKHOLDERS ON MAY 26, 1998)

         The purposes of the 1998 Employee Stock Purchase Plan (the "Plan") are to provide eligible employees of Westinghouse Air Brake Company (the "Company") and its Subsidiaries a convenient opportunity to purchase shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock") through quarterly offerings financed by payroll deductions and to provide a stock ownership incentive for such employees to promote the continued success of the Company. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall accordingly be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code and the regulations thereunder. For the purposes of the Plan, the term "Agent" shall mean Mellon Bank, N.A. or ChaseMellon Shareholder Services L.L.C. or such successor agent as the Company may employ. The Company reserves the right to change the Agent without notice.

         PARTICIPATION IN THE PLAN IS VOLUNTARY, AND NO RECOMMENDATION IS MADE TO EMPLOYEES AS TO WHETHER THEY SHOULD OR SHOULD NOT PARTICIPATE IN THE PLAN. THERE IS NO GUARANTEE UNDER THE PLAN AGAINST LOSS BECAUSE OF FLUCTUATIONS IN THE MARKET PRICE OF THE COMMON STOCK AND, IN THE CASE OF NON-UNITED STATES EMPLOYEES, BECAUSE OF FLUCTUATIONS IN THE U.S. DOLLAR EXCHANGE RATE. IN SEEKING THE BENEFITS OR SHARE OWNERSHIP, EACH EMPLOYEE MUST ALSO ACCEPT THE RISKS ATTENDANT TO SUCH OWNERSHIP.

                                    SECTION 1
                                 ADMINISTRATION

         The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") and consisting of not less than two members of the Board.

         The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

         The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan. All questions of interpretation and application of the Plan shall be subject to the determination of the Committee, which shall be final and binding. Neither the Company nor the Committee is liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability with respect to the prices or times at which shares of Common Stock are issued or delivered or sold, or with respect to any fluctuation in market value before or after any issuance or delivery or sale of shares.

         The day-to-day administrative and procedural matters associated with the Plan shall be the responsibility of an on-site Plan administrator (the "Administrator") who shall be under the direction of the Committee and whose duties shall include, without limitation, communication with employees, periodic reporting to the Committee and decision-making with respect to certain matters under the Plan; provided, however, that any decisions made by the Administrator may be subject to the Committee's ratification or reversal in its discretion.

                                    SECTION 2
                                   ELIGIBILITY

         Any person who as of the first day of a Purchase Period (as defined in Section 4) is a full-time or a regular part-time employee of the Company or a full-time or a regular part-time employee of a Subsidiary authorized by the Committee to participate in the Plan shall be eligible to participate in the Plan during such Purchase Period. A full-time employee of the Company or one of its Subsidiaries is an employee who has been employed by the Company or one of its Subsidiaries on a full-time basis for at least one year, and a regular part-time employee of the Company or one of its Subsidiaries is one who has been employed by the Company or one of its Subsidiaries for at least one year and whose customary employment is 20 or more hours per week during the period of employment by the Company or one of its Subsidiaries. Employees of the Company or one of its Subsidiaries who are citizens of countries or jurisdictions the laws of which make participation illegal will not be permitted to participate.

         Notwithstanding any other provision of the Plan, no employee shall be granted an option under the Plan if such employee, immediately after the option is granted, owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of the preceding sentence, the rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

                                    SECTION 3
                         SHARES AVAILABLE UNDER THE PLAN

         The aggregate number of shares of the Common Stock which may be issued under the Plan is 200,000 shares, subject to adjustment and substitution as set forth in Section 11. The shares which may be issued under the Plan shall be reacquired (treasury) shares.

                                    SECTION 4
                    PURCHASE PERIODS; GRANT OF STOCK OPTIONS

         Unless otherwise determined by the Committee, (a) there shall be twenty quarterly Purchase Periods under the Plan, (b) each such Purchase Period shall be equivalent to a calendar quarter, beginning on the first day of a calendar quarter and ending on the last day of a calendar quarter and (c) the first Purchase Period under the Plan shall commence on July 1, 1998 and shall end on September 30, 1998. In no event shall the duration of any Purchase Period exceed twenty-seven (27) months.

         On the first day of each Purchase Period, each employee participating in the Plan on such date shall be granted an option to purchase a number of shares of Common Stock (subject to adjustment as provided in Section 11 determined by dividing (a) twenty percent (20%) of the employee's Basic Compensation, as defined in Section 5, for the last three calendar months of the immediately preceding calendar year, by (b) eighty-five percent (85%) of the fair market value of a share of Common Stock on the first day of such Purchase Period, determined as provided in Section 7. To the extent an option to purchase shares of Common Stock is not exercised at the end of the Purchase Period as provided for in Section 6, the option shall terminate.

         If as a result of a merger, acquisition or similar transaction occurring after the first day of the then current Purchase Period a corporation or other entity becomes a Subsidiary authorized to participate in the Plan, the Committee may in its sole discretion authorize a special Purchase Period to accommodate the employees of such Subsidiary, provided that such special Purchase Period is consistent with the requirements of Section 423 of the Code and the regulations thereunder.

         Notwithstanding any other provision of the Plan, no employee participating in the Plan shall be granted an option which permits the employee's rights to purchase stock under all employee stock purchase plans under Section 423 of the Code of the Company or any Subsidiary to accrue at a rate which exceeds $25,000 of the fair market value of the Common Stock, determined at the time such option is granted, or such other maximum as may be prescribed for qualifying employee stock purchase plans under Section 423 of the Code, for each calendar year in which such option is outstanding at any time.

                                    SECTION 5
                               PAYROLL DEDUCTIONS

         An eligible employee may become a participant in the Plan for a Purchase Period by enrolling and authorizing payroll deductions from his or her compensation using the telephone authorization system which will be provided by the Agent (details concerning the use of the system will be provided separately to employees) by the enrollment deadline established for the Purchase Period. Unless otherwise determined by the Committee, the enrollment deadline for each Purchase Period shall be five days prior to the first day of such Purchase Period. Any enrollment completed after such deadline shall be effective only for the beginning of the next succeeding Purchase Period. An eligible employee who was a participant in the Plan at the close of the preceding Purchase Period shall automatically be enrolled as a participant in the Plan for the succeeding Purchase Period, if any, unless the employee's notice of disenrollment and withdrawal as described below in this Section 5 is received via the telephone authorization system of the Agent prior to the enrollment deadline established for the Purchase Period.

         At the time an employee enrolls and authorizes payroll deductions via the telephone authorization system of the Agent, the employee shall elect to have deductions made from the employee's pay for each pay period ending during the Purchase Period at a rate of not less than two percent (2%) and not more than twenty percent (20%), in whole percentages, of the employee's Basic Compensation for such pay periods. Unless the employee changes his or her prior payroll deduction amount via the telephone authorization system of the Agent prior to the enrollment deadline for a Purchase Period, an employee who is automatically re-enrolled in the Plan for a Purchase Period by virtue of having been a participant for the preceding Purchase Period shall be deemed to have elected the same level of payroll deductions for the new Purchase Period as was in effect for the participant as of the close of the preceding Purchase Period. For this purpose and the purposes of Section 4, Basic Compensation shall mean the sum of (a) base salary or base wages paid to an employee, including overtime, vacation pay and holiday pay but excluding the items set forth in the next succeeding sentence to the extent they are included in such definition of base salary or base wages, and (b) salary reduction contributions to a cafeteria plan or cash or deferred Section 401(k) plan sponsored by the Company or a Subsidiary (exclusive of any employer's matching contribution). Basic Compensation shall exclude (a) bonuses or other incentive compensation (including compensation from the exercise of stock options or similar incentive compensation), (b) any fringe benefits (including any benefits required to be provided by any governmental authority), and (c) contributions or benefits (except as specifically listed in the preceding sentence) under any employee benefit plans maintained by the Company or a subsidiary. Notwithstanding the foregoing, no payroll deduction shall be made pursuant to a payroll deduction authorization form filed by any employee who has made a hardship withdrawal from the Westinghouse Air Brake Company Savings Plan for a period of 12 months from the date of such hardship withdrawal if the hardship withdrawal has been made in reliance on Treasury Regulation Section 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

         Payroll deductions made under the Plan need not be set aside or segregated from other corporate funds of the Company or any Subsidiary and may be used for any corporate purpose. With respect to such payroll deductions, the rights of participants shall be those of an unsecured general creditor.

         An employee contribution account will be established by the Company for each employee participating in the Plan, and payroll deductions made pursuant to this Section 5 shall be credited to the individual employee's contribution account. Unless otherwise determined by the Committee in its discretion, no interest shall be credited or paid on such account.

         Subject to such rules, regulations or procedures as may be adopted by the Committee, an employee may at any time increase, decrease or suspend the employee's payroll deduction by using the telephone authorization system of the Agent. The change shall be effective as soon as practicable but in no event shall it become effective earlier than the first pay period ending after the employee makes such change via the telephone authorization system of the Agent. Unless otherwise provided in rules, regulations or procedures established by the Committee, a payroll deduction may be changed only once during a Purchase Period. In addition, all payroll deductions for an employee will be automatically suspended for a period of 12 months from the date of a hardship withdrawal by the employee from the Westinghouse Air Brake Company Savings Plan if the hardship withdrawal has been made in reliance on Treasury Regulation
Section 1.401(k)-1(d)(2)(iv)(B) or any successor regulation.

         An employee may at any time prior to five days before the last day of a Purchase Period and for any reason disenroll and permanently withdraw the balance accumulated in the employee's contribution account, and thereby withdraw from participation in the Plan. An employee electing to do the same must use the telephone authorization system of the Agent to provide notice of disenrollment and withdrawal, and the disenrollment and withdrawal shall be effective as soon as practicable after the employee makes such election via the telephone authorization system of the Agent. Payroll deductions shall cease and the amounts credited to the employee's contribution account shall be paid to the employee by the Company as soon as practicable after receipt of the notice of disenrollment and withdrawal. Further, such employee's Common Stock account shall be terminated in accordance with Section 10. The employee may thereafter elect to re-enroll and participate in the Plan for a subsequent Purchase Period but may not again elect participation for the Purchase Period including the date of disenrollment and withdrawal.
Partial withdrawals shall not be permitted.

                                    SECTION 6
                               PURCHASE OF SHARES

         Subject to Section 10, and unless a notice of withdrawal has been received prior to such date as provided in Section 5, an employee having a balance in the employee's contribution account on the last day of the Purchase Period shall automatically exercise the employee's option to purchase shares of Common Stock under the Plan. The number of shares purchased by each participating employee shall be determined by dividing (a) the balance in the employee's contribution account by (b) the Purchase Price for such Purchase Period, provided that the number of shares purchased shall not exceed the maximum number of shares subject to the option granted to the employee as provided in Section 4. Fractional shares shall be purchased and credited to an employee's Common Stock account with the Agent as set forth below. Any balance in an employee's contribution account after the exercise of the option and purchase of shares shall be paid to the employee as soon as practicable.

         As soon as practicable after each Purchase Period, the Company shall (through the Agent) issue or deliver shares of Common Stock from the treasury of the Company into each purchasing employee's respective Common Stock account maintained by the Agent for such employee. Notwithstanding the foregoing, as of the date of exercise, the purchasing employee shall be considered for all purposes to be the owner of the shares with respect to which the stock options have been exercised.

         Each employee with respect to a Common Stock account shall acquire full ownership of all shares and of any fractional interest in a share issued or delivered to a Common Stock account. All shares in such Common Stock accounts shall be registered in the name of the Agent or another nominee or custodian for the benefit of the employees under the Plan. Although an employee may not assign or hypothecate an interest in the Plan as such, upon crediting of shares under the Plan such shares may be sold pursuant to the procedures set forth in Sections 9 and 10 below or, following distribution of such shares to the employee, may be sold, assigned, hypothecated or otherwise dealt with by the employee, subject to Section 12 hereof, as is the case with respect to any other shares of Common Stock the employee may own.

                                    SECTION 7
                                 PURCHASE PRICE

         The Purchase Price of shares of Common Stock under the Plan for each Purchase Period shall be the lesser of (a) an amount equal to eight-five percent (85%) of the fair market value of the Common Stock as of the first day of such Purchase Period, the day the options are granted under the Plan, or (b) an amount equal to eighty-five percent (85%) of the fair market value of the Common Stock as of the last day of the Purchase Period, the day the options may be exercised under the Plan.

         Fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon):
(a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of the Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the 1934 Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of the Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of the Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of the Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this
Section 7. If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 7 for the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date.

                                    SECTION 8
                        DIVIDENDS AND OTHER DISTRIBUTION

         Except as provided below, all cash dividends and other cash distributions, if any, paid in respect of the shares credited to a Common Stock account, less any amount the Company is required to deduct as backup withholding in respect of the dividend or distribution received, or considered to be received, shall be paid directly to an employee.

         Any stock dividends or stock splits in respect of shares of the Common Stock credited to a Common Stock account shall be reflected in the account without charge. Any distributions of other securities or rights to subscribe for additional shares in respect of shares of the Common Stock credited to a Common Stock account relating to a employee shall be made directly to the employee.

                                    SECTION 9
                     VOLUNTARY SALE OR WITHDRAWAL OF SHARES

         An employee may direct at any time that any or all of the shares credited to the Common Stock account relating to the employee be sold. Upon such sale, a check for the proceeds, less any brokerage commissions and other charges applicable to the sale and less any amount required to be deducted as backup withholding, shall be delivered to the employee. The employee may also request at any time that a certificate or certificates representing any or all of the full shares credited to the Common Stock account relating to the employee be delivered to the employee.

         Unless the employee directs that all shares credited to the Common Stock account relating to the employee be sold and the net proceeds delivered to the employee or requests that a certificate or certificates representing all full shares credited to the Common Stock account relating to the employee be delivered to the employee and the employee has also disenrolled from the Plan in accordance with Section 5, the Common Stock account shall remain in effect even if all shares in the account have been sold.

         Unless the Committee otherwise directs, each direction or request referred to in this Section 9 shall be made by the employee by using the telephone authorization system of the Agent.

                                   SECTION 10
                    TERMINATION OF EMPLOYMENT; TERMINATION OF
                      COMMON STOCK ACCOUNT; TRANSFERABILITY

         Participation in the Plan shall terminate as of the date of termination of employment of a participating employee (whether by death, retirement, disability or otherwise) and the employee's Common Stock account shall be terminated thereafter as set forth in this Section 10. In the event of a participating employee's termination of employment on or before five days prior to the last day of a Purchase Period, payroll deductions shall be terminated as soon as practicable, no shares shall be purchased for such employee under
Section 6 and the balance in the employee's contribution account shall be paid as soon as practicable to the employee, or in the event of the employee's death, to the employee's estate. The Committee shall have the power to determine the date of an employee's retirement or other termination of employment, and any such determination by the Committee shall be final and binding. The Company shall have no liability to any person in the event shares are purchased for a deceased employee under Section 6 prior to receipt by the Agent through the telephone authorization system of the Agent of notice of the death of the participating employee.

         The employee may direct within 30 days of notice of disenrollment and withdrawal described in Section 5 or termination of employment, as the case may be, that all shares credited to the Common Stock account be sold and the net proceeds delivered to the employee, or the employee may request within 30 days of such notice or termination of employment that a certificate or certificates representing all full shares credited to the account be delivered to the employee. Any brokerage commissions and other charges applicable to sales and any amount required to be withheld as backup withholding are payable by the employee and will be deducted in determining the net proceeds. If no direction is received within 30 days of such notice or termination of employment, a certificate or certificates representing all full shares credited to the account will be delivered to the employee.

         Unless the Committee otherwise directs, each direction or request referred to in the prior paragraph shall be made by the employee by using the telephone authorization system of the Agent.

Upon termination of a Common Stock account, any fractional interest in a share credited to the Common Stock account may be sold and the net proceeds delivered to the employee or the value of the fractional interest may be determined by reference to the current fair market value (determined as set forth in Section 7 above) of the Common Stock and paid to the employee in cash.

         Rights granted under the Plan may not be assigned, transferred, pledged or otherwise disposed of in any way by a participating employee, other than on death as described above. Any other attempt to assign, transfer, pledge or otherwise dispose of rights under the Plan shall be without effect, except that the Company may treat such act as a notice of disenrollment and withdrawal from participation in the Plan in accordance with Section 5. Stock options granted under the Plan are not transferable by the participating employee otherwise than by Will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

                                   SECTION 11
                      ADJUSTMENT AND SUBSTITUTION OF SHARES

         If a dividend or other distribution shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any outstanding stock options and the number of shares of the Common Stock which may be issued under the Plan but are not then subject to outstanding stock options shall be adjusted by adding thereto the number of shares of the Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

         Subject to the Board's ability to terminate the Plan pursuant to
Section 16, if the outstanding shares of the Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Company or another corporation, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of the Common Stock subject to any then outstanding stock option and for each share of the Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable.

         In case of any adjustment or substitution as provided for in this
Section 11, the Committee shall equitably adjust the formula for determining the Purchase Price of outstanding stock options in accordance with the requirements of Sections 423 and 424 of the Code.

         If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash or extraordinary distribution to holders of the Common Stock, the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of participating employees which would otherwise result from any such transaction.

         If any adjustment or substitution provided for in this Section 11 requires the approval of stockholders in order to enable the Company to grant stock options under the Plan, then no such adjustment or substitution shall be made without the required stockholder approval. Notwithstanding the foregoing, if the effect of any such adjustment or substitution would be to cause any outstanding option granted under the Plan to fail to continue to qualify as an option subject to Sections 421 and 423 of the Code or to cause a modification, extension or renewal of such option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such outstanding stock option.

                                   SECTION 12
                      CERTAIN TERMS AND CONDITIONS OF PLAN

         The obligation of the Company to issue or deliver shares of the Common Stock under the Plan, or to permit the resale of such shares from an employee's Common Stock account, shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Company, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock may then be listed and (iii) compliance with all other applicable laws, regulations, rules and orders which may then be in effect.

         The Plan is intended to enable employees to obtain the Company's Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. An employee may, therefore, sell the Common Stock received under the Plan at any time he or she chooses; provided, however, the sale of such Common Stock must be made in accordance with the Company's policy against insider trading (a copy of which will be delivered by the applicable Human Resources Department or Payroll Location to each employee upon entering the Plan) and in conformance with U.S. federal and state securities laws, Canadian provincial securities laws and securities laws of other countries, as applicable. The employee assumes the risk of any market fluctuations in the price of such Common Stock.

                                   SECTION 13
           EFFECT OF THE PLAN ON THE RIGHTS OF EMPLOYEES AND EMPLOYER

         Nothing in the Plan or any stock option under the Plan shall confer any right to any employee to continue in the employ of the Company or any Subsidiary or interfere in any way with the rights of the Company or any Subsidiary to terminate the employment of any employee at any time.

                                   SECTION 14
                INFORMATION FOR ELIGIBLE EMPLOYEES; VOTING RIGHTS

         Each participating employee shall receive at least quarterly each year a statement of all transactions affecting the Common Stock account relating to the employee and the number of shares (including any fractional interests in a share) of the Common Stock credited to the Common Stock account. Each employee shall also receive copies of all reports, proxy statements and other communications distributed by the Company to its stockholders generally at the time and in the manner such material is sent to such stockholders.

         Participating employees with Common Stock in a Common Stock account shall receive proxy soliciting material in connection with each meeting of stockholders of the Company. Shares can be voted only by the holder of record. The shares of the Common Stock credited to each Common Stock account (including any fractional interests in a share) shall be voted by the holder of record only in accordance with the employee's signed proxy instructions duly delivered to the holder of record.

                                   SECTION 15
                              EXPENSES OF THE PLAN

         The Company will pay all expenses incident to the operation of the Plan, including the costs of record keeping, accounting fees, legal fees, the costs of delivery of stock certificates to employees and the costs of delivery of shareholder communications. The Company will not pay any expenses, broker's or other commissions or taxes incurred in connection with the sale of shares of the Common Stock credited to a Common Stock account at the direction of the employee. Expenses in connection with any such sale will be deducted from the proceeds of sale prior to any remittance to the employee.

                                   SECTION 16
                            AMENDMENT AND TERMINATION

         The right to amend the Plan at any time and from time to time and the right to terminate the Plan at any time are hereby specifically reserved to the Board, provided that no amendment of the Plan shall, without stockholder approval, (a) increase the total number of shares which may be issued under the Plan, except as provided in Section 11, (b) amend the first paragraph of Section 7 to lower the minimum Purchase Price or (c) make any changes in the class of corporations whose employees may be offered options under the Plan.

         The Plan and all rights of employees under the Plan shall terminate on the earlier of:

         (a) June 30, 2003

         (b) the date the Plan is terminated by the Board, in its discretion; or

         (c) the last day of the Purchase Period that participating employees become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan. If the number of shares so purchasable is greater than the shares remaining available, the available shares shall be allocated by the Committee among the participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. In the event at any time during a Purchase Period it appears that the shares purchasable with authorized payroll deductions may exceed the number of shares remaining available for purchase under the Plan, the Committee shall have discretion to reduce the payroll deductions authorized by participating employees in such manner as it deems fair and which complies with the requirements under Section 423 of the Code for employee stock purchase plans. The Company shall provide written notice to each affected employee of any such reduction.

         As soon as practicable following termination of the Plan, all amounts credited to the contribution accounts of participating employees shall, to the extent not applied to the purchase of shares as provided in subparagraph (c) above, be refunded to the participating employees.

                                   SECTION 17
                    GOVERNING LAW; CONSTRUCTION; INTEGRATION

         The validity and construction of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania. In construing the Plan, the singular shall include the plural and the masculine gender shall include the feminine, unless the context requires otherwise. The Plan contains all of the understandings and representations between the Company and its Subsidiaries and their employees and supersedes any prior understandings and agreements entered into between them regarding the subject matter of the Plan. There are no representations, agreements, arrangements or understandings, oral or written, between the Company and its Subsidiaries and their employees relating to the subject matter of the Plan which are not fully expressed in the Plan.

                                   SECTION 18
                                   WITHHOLDING

         Any taxes required to be withheld by the Company or any of its Subsidiaries shall be paid by an employee in cash upon the request of the Company. If an employee does not pay any taxes required to be withheld by the Company or any of its Subsidiaries within ten days after a request for the payment of such taxes, the Company or such Subsidiary may withhold such taxes from any compensation to which an employee is entitled and may cause the Agent to withhold the delivery or sale of shares until such taxes are paid.

                                   SECTION 19
                              EFFECT ON OTHER PLANS

         No income, if any, received by an employee due to the discount in the Purchase Price from the fair market value of the Common Stock provided by the Company under the Plan shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or a Subsidiary (notwithstanding the definition of compensation provided in such plans), including but not limited to the Westinghouse Air Brake Company Retirement Plan for Non-Bargaining Employees and the Westinghouse Air Brake Company Savings Plan.

                                   SECTION 20
                             EFFECTIVE DATE OF PLAN

         The effective date and date of adoption of the Plan shall be October 22 1997, the date adoption of the Plan was approved by the Board, provided that on or prior to October 21, 1998 such adoption of the Plan by the Board is approved by the affirmative vote of the holders of at least a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at a duly called and convened meeting of such holders. Notwithstanding any other provision contained in the Plan, no stock option granted under the Plan may be exercised until after such stockholder approval. In the event stockholder approval of the Plan is not obtained on or before October 21, 1998, all amounts credited to the contribution accounts of participating employees, if any, shall be refunded to the participating employees.